Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

COMFORCE Corporation:

We consent to incorporation by reference in the registration statements on Form S-3 (Registration No. 333-47941) and Form S-8 (Registration Nos. 333-32271, 333-46787, 333-82199, 333-56962 and 333-104730) of COMFORCE Corporation and subsidiaries of our report dated March 28, 2007, relating to the consolidated financial statements of COMFORCE Corporation and subsidiaries as of December 31, 2006 and December 25, 2005, and for each of the fiscal years in the three-year period ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2006 annual report on Form 10-K of COMFORCE Corporation.

As discussed in our report dated March 28, 2007, the Company changed its method of quantifying errors in fiscal 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, effective December 26, 2005.

/s/ KPMG LLP

Melville, New York

March 28, 2007